SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2011
(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)		(Zip Code)
20 Lower Main St., P.O. Box 667		05661-0667
Morrisville, VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◦	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◦	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◦	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◦	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

Completion of Purchase of New Hampshire Branches:
At the close of business on May 27, 2011, Union Bank, the subsidiary of Union Bankshares, Inc., completed the purchase and assumption of three New Hampshire branches from Northway Bank. The purchase and assumption included deposits of approximately $67 million, loans of approximately $34 million, the two branch facilities in Groveton and North Woodstock, New Hampshire and the assumption of the lease for the Main Street, Littleton, New Hampshire branch. In addition, the 18 employees of the 3 banking centers became employees of Union Bank. The completion of the transaction was announced in a press release, filed as Exhibit 99.1 to this report.

Union Bank Officer Promotions:
An Union Bank press release dated May 31, 2011 announced the election of a new Chair of the Bank's Board of Directors and other officer promotions. Union Bank is a subsidiary of Union Bankshares, Inc. The press release is filed as Exhibit 99.2 to this report.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

The following exhibits referred to in Item 8.01 of the report are filed; herewith:

Exhibit 99.1 Union Bankshares, Inc. press release announcing completion of the purchase and assumption of the three New Hampshire branches from Northway Bank.

Exhibit 99.2 Union Bank press release announcing new board chair and officer promotions. Union Bank is a subsidiary of Union Bankshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

June 1, 2011	/s/ Kenneth D. Gibbons
Kenneth D. Gibbons
Chief Executive Officer

June 1, 2011	/s/ Marsha A. Mongeon
Marsha A. Mongeon
Treasurer/Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1 Union Bankshares, Inc. press release announcing completion of the purchase and assumption of three New Hampshire branches from Northway Bank.

Exhibit 99.2 Union Bank press release announcing new board chair and officer promotions. Union Bank is a subsidiary of Union Bankshares, Inc.